UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2007

ARGYLE SECURITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2007, Argyle Security Acquisition Corporation (the “Company”), Rodman & Renshaw, LLC (“Rodman”), which acted as the representative of the underwriters for the initial public offering (the “IPO”) of the Company’s securities, and I-Bankers Securities, Inc. (“I-Bankers”) entered into the agreement attached hereto as Exhibit 10.1 (the “Agreement”). Rodman and I-Bankers acted as Co-Managers (the “Co-Managers”) in the IPO. In connection with the IPO, the Co-Managers and the underwriters deferred a portion of their underwriting discount, which was placed into trust with a portion of the proceeds of the IPO. Pursuant to the Agreement, the Co-Managers agreed, and Rodman agreed on behalf of the underwriters, that the Co-Managers and the underwriters forfeit any and all rights or claims to a pro-rata portion of the deferred discount and any interest accrued thereon with respect to any shares of Argyle’s common stock that are redeemed as described in the Prospectus, and that such amounts will be paid to the redeeming stockholders.

As a result of the Agreement, the Company’s stockholders who redeem their shares of the Company’s common stock in connection with the vote on a business combination will be entitled to receive a pro-rata portion of the trust account, including a pro-rata portion of the deferred underwriting discount (which includes the interest accrued thereon), but not including the amount paid for the Company’s securities that were purchased in a private placement that occurred immediately prior to the IPO (which includes the interest accrued thereon). At December 31, 2006, there was approximately $29.5 million in the trust account. After taking into account taxes payable of approximately $119,000, a redeeming stockholder would receive approximately $7.67 per share (or approximately $0.39 more than such stockholders would have received prior to the Agreement being executed). The redemption amount (approximately $7.67) is less than the liquidation amount (approximately $7.93) a stockholder would receive if Argyle failed to timely consummate a business combination since the liquidation amount will include the proceeds attributable to the units sold in Argyle’s private placement that took place immediately prior to the IPO.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Letter Agreement between Argyle Security Acquisition Corporation, Rodman & Renshaw, LLC and I-Bankers Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY ACQUISITION CORPORATION

Date: March 14, 2007	By:	/s/ Bob Marbut
Bob Marbut
Chairman and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Argyle Security Acquisition Corporation, Rodman & Renshaw, LLC and I-Bankers Securities, Inc.